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Household Finance Corporation
Household Revolving Home Equity Loan
Revolving Home Equity Loan Asset Backed Certificates - Series
1996-1
P & S Agreement Date:              May 1, 1996
Original Settlement Date:           May 23, 1996
Series Number of Class A-1 Certificates:     441919AJ6
Original Sale Balance:             $819,278,000
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                                               Total   1996 (1)
                                        Sum of 6/20/96 - 12/20/96
                                            Distribution Dates

Total Investor Distribution                     $44,012,386.54

Investor Interest Distribution Class A-1        $26,917,086.47

Investor Principal Distribution Class A-1       $17,095,300.07



(1) These amounts represent cash distributions paid by the trust during the 1996 calendar year. As such, they do not represent the economic accrual of interest for tax purposes.